Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

THL CREDIT, INC.

i

ARTICLE V MISCELLANEOUS		10

5.1	Contracts	10
5.2	Checks and Drafts	11
5.3	Deposits	11
5.4	Signatures	11
5.5	Seal	11
5.6	Affixing Seal	11
5.7	Accounting Year	11
5.8	Authorization of Distributions	11
5.9	Contingencies	11
5.10	Investment Policy	11

ARTICLE VI STOCK TRANSFERS		12

6.1	Certificates	12
6.2	Transfer Agents, Registrars and the Like	12
6.3	Transfer of Shares	12
6.4	Replacement Certificate	13
6.5	Closing of Transfer Books or Fixing of Record Date	13
6.6	Stock Ledger	13
6.7	Fractional Stock; Issuance of Units	13
6.8	Registered Stockholders	14

ARTICLE VII AMENDMENT OF BYLAWS		14

7.1	Amendment and Repeal of Bylaws	14

ARTICLE VIII NOTICE		14

8.1	Notices	14
8.2	Waiver of Notices	14

ii

THL CREDIT, INC.

AMENDED AND RESTATED

BY-LAWS

These Amended and Restated By-laws (“Bylaws”), which restate, amend and supersede the Bylaws of THL Credit, Inc. (hereinafter the “Corporation”), in their entirety as described below are made and adopted pursuant to the Certificate of Incorporation establishing the Corporation, dated as of May 26, 2009, as from time to time amended (hereinafter the “Certificate”). All words and terms capitalized in these Bylaws shall have the meaning or meanings set forth for such words or terms in the Certificate.

ARTICLE I

STOCKHOLDER MEETINGS

1.1 Place. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

1.2 Annual Meeting.

(A) An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board of Directors.

(B) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 1.3 of Article I of these Bylaws, (ii) by or at the direction of the Board of Directors or any authorized committee thereof or (iii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (C) and (D) of this Section 1.2 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(C) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (B) of this Section 1.2, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

(D) As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, a stockholder’s notice must set forth: (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith (collectively, “proponent persons”); (ii) (a) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by each such proponent person, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by each such proponent person, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which each such proponent person has any right to vote any class or series of shares of the Corporation, (d) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving each such proponent person, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such proponent person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (e) whether such stockholder believes such person is, or is not, an “interested person” of the Corporation, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “Investment Company Act”) and information regarding such person that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination; (f) as to a proposal, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of each such proponent person, if any, on whose behalf the proposal is made; (g) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (h) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or

(y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; (i) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the proponent persons; (j) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other Derivative Instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation; and (k) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act, including, in the case of a nomination, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. In addition, as to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, (i) in addition to the matters set forth above, also set forth a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between any proponent person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand and (ii) include a completed director questionnaire in the form furnished by the secretary of the Corporation to the Stockholder (which questionnaire shall be furnished upon five days’ notice). A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (D) or paragraph (B) of this Section 1.2 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act, the Investment Company Act and applicable stock exchange rules.

1.3 Notice. Not less than ten nor more than 60 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Delaware law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid.

1.4 Chairman and Conduct of Meeting. The Chairman shall act as chairman at all meetings of the stockholders; in the Chairman’s absence, the Director or Directors present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves. To the maximum extent permitted by applicable law, the Board shall be entitled to adopt, or in the absence of the Board doing so, the chairman of the meeting shall be entitled to prescribe, such rules, regulations or procedures for the conduct of meetings of stockholders it, he or she shall deem appropriate. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting shall also rule on the precedence of, and procedure on, motions and other procedural matters.

1.5 Proxies; Voting. Stockholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote.

1.6 Inspectors of Election. In advance of any meeting of stockholders, the Directors may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman of any meeting of stockholders may, and on the request of any stockholder or stockholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be one unless the Directors shall determine to appoint three. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman of the meeting, or of any stockholder or stockholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

1.7 Records at Stockholder Meetings. The Corporation will prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. Nothing contained in this Section 1.7 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, during ordinary business hours, at the principal executive offices of the Corporation. In addition, such list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.

1.8 Quorum at Stockholder Meetings. The holders of a majority of the outstanding shares of capital stock entitled to vote at the meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the Delaware General Corporation Law or the Certificate. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If a quorum is not present, the chairman of the meeting or the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by the holders of a class or series of shares of capital stock (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business, except as otherwise provided by the Delaware General Corporation Law or by the Certificate. Notwithstanding the foregoing, if there is no election contest and a majority of the outstanding shares of capital stock entitled to vote at the meeting are not present in person or by proxy, the holders of one-third of such shares (and one-third of the shares of any class or series) shall constitute a quorum to the extent permitted by applicable law.

1.9 Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the Board of Directors to fix a record date, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, such request must be in writing, shall state the purpose or purposes of the action or actions proposed to be taken by written consent. Within ten (10) days after the date on which such a request is received, the Board of Directors shall adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

1.10 Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 1.9 of these Bylaws, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 1.9 of these Bylaws.

1.11 Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 1.9 of these Bylaws, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 1.9 of these Bylaws represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

1.12 Postponement and Cancellation of Meetings. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

ARTICLE II

DIRECTORS

2.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

2.2 Number, Tenure and Qualifications. Initially, the number of directors of the Corporation will be one. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided thereafter that the number thereof shall never be less than two, nor more than nine, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

2.3 Annual and Regular Meetings. Meetings of the Directors shall be held from time to time upon the call of the Chairman, the Chief Executive Officer, the Secretary or a majority of the Directors. Regular meetings of the Directors may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

2.4 Chairman; Records. The Chairman shall act as chairman at all meetings of the Directors; in absence of a chairman, the Directors present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Directors, or by unanimous written consent of the Directors, shall be recorded by the person appointed by the Board of Directors as the meeting secretary.

2.5 Meetings. Notice of each meeting of the Board of Directors shall be given to each Director either by mail not less than forty-eight (48) hours before the date of such meeting, by telephone or telegram on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice of any meeting need not be given to any Director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.6 Telephone Meetings. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

2.7 Written Consent By Directors. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors.

2.8 Vacancies. Unless otherwise required by law, the Certificate of Incorporation or the provisions hereof, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, or by the stockholders if such vacancy resulted from the action of stockholders (in which event such vacancy may not be filled by the directors or a majority thereof), and in any event the directors so chosen shall hold office until the next election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

ARTICLE III

OFFICERS

3.1 Officers of the Corporation. The officers of the Corporation shall consist of one or more Chief Executive Officers, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Directors. Any two or more of the offices may be held by the same Person, except that the same person may not be both Chief Executive Officer and Secretary. No officer of the Corporation need be a Director. The Directors may elect a Director to serve in the role of Chairman of the Board of Directors. In such a role, the Chairman is not an Officer of the Company. However, the Chairman may also hold one or more other offices with the Company, including without limitation Chief Executive Officer.

3.2 Election and Tenure. The Directors shall elect the Chief Executive Officer(s), Secretary, Treasurer and such other officers as the Directors shall deem necessary or appropriate in order to carry out the business of the Corporation. Such officers shall serve at the pleasure of the Directors or until their successors have been duly elected and qualified. The Directors may fill any vacancy in office or add any additional officers at any time.

3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to a Chief Executive Officer, or Secretary, and such resignation shall take effect immediately upon receipt by a Chief Executive Officer, or Secretary, or at a later date according to the terms of such notice in writing.

3.4 Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

3.5 Bonds and Surety. Any officer may be required by the Directors to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Directors may determine.

3.6 Chief Executive Officer and Vice Presidents. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Directors, shall have general supervision, direction and control of the business of the Corporation and of its employees and shall exercise such general powers of management as are usually vested in the office of Chief Executive Officer of a corporation. Subject to direction of the Directors, each Chief Executive Officer shall have power in the name and on behalf of the Corporation to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Corporation. Unless otherwise directed by the Directors, each Chief Executive Officer shall have full authority and power, on behalf of all of the Directors, to attend and to act and to vote, on behalf of the Corporation at any meetings of business organizations in which the Corporation holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chief Executive Officer shall have such further authorities and duties as the Directors shall from time to time determine. In the absence or disability of the Chief Executive Officer, the Vice-Presidents in order of their rank as fixed by the Directors or, if more than one and not ranked, the Vice-President designated by the Directors, or such other officer designated by the Directors, shall perform all of the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer. Subject to the direction of the Directors, and if the Directors have not acted, of the Chief Executive Officer, the Secretary, the Treasurer and each Vice-President shall have the power in the name and on behalf of the Corporation to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Directors or by the Chief Executive Officer.

3.7 Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, stockholders, Directors and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Corporation, if any, and the Secretary (and any other person so authorized by the Directors) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Corporation which would be sealed by a Delaware business corporation and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Corporation. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Directors shall from time to time determine.

3.8 Treasurer. Except as otherwise directed by the Directors, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Corporation, and shall have and exercise under the supervision of the Directors and of the Chief Executive Officer all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Corporation or to its order. The Treasurer shall deposit all funds of the Corporation in such depositories as the Directors shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Corporation as may be ordered by the Directors or the Chief Executive Officer. The Treasurer shall keep accurate account of the books of the Corporation’s transactions which shall be the property of the Corporation, and which together with all other property of the Corporation in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Directors. Unless the Directors shall otherwise determine, the Treasurer shall be the principal accounting officer of the Corporation and shall also be the principal financial officer of the Corporation. The Treasurer shall have such other duties and authorities as the Directors shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Directors may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds.

3.9 Other Officers and Duties. The Directors may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Corporation. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon such person by the Directors or delegated to such person by the Chief Executive Officer.

3.10 Salaries. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

ARTICLE IV

COMMITTEES

4.1 Number, Tenure and Qualifications. The Board of Directors may appoint from among its members a Governance Committee, an Audit Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

4.2 Powers. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-law of the Corporation.

4.3 Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

4.4 Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

4.5 Written Consent By Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

4.6 Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

MISCELLANEOUS

5.1 Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when authorized or ratified by action of the Board of Directors and executed by an authorized person.

5.2 Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

5.4 Signatures. All contracts and other instruments shall be executed on behalf of the Corporation by its properly authorized officers, agent or agents, as provided in the Certificate or Bylaws or as the Directors may from time to time by resolution provide.

5.5 Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Delaware.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

5.6 Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)’’ adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

5.7 Accounting Year. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

5.8 Authorization of Distributions. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Certificate of Incorporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Certificate of Incorporation.

5.9 Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

5.10 Investment Policy. Subject to applicable law and the provisions of the Certificate of Incorporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE VI

STOCK TRANSFERS

6.1 Certificates. The shares of stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him, her or it in the Corporation. Each certificate shall be signed by the Chairman or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information. Parallel information shall be provided in the evidence of shareholding for uncertificated shares.

6.2 Transfer Agents, Registrars and the Like. The Directors shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Corporation as the Directors shall deem necessary or desirable. In addition, the Directors shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Directors.

6.3 Transfer of Shares. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

6.4 Replacement Certificate. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

6.5 Closing of Transfer Books or Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 60 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.6 Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

6.7 Fractional Stock; Issuance of Units. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Certificate of Incorporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

6.8 Registered Stockholders. The Corporation may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person except as required by applicable law.

ARTICLE VII

AMENDMENT OF BYLAWS

7.1 Amendment and Repeal of Bylaws. The Directors shall have the power to amend or repeal the Bylaws or adopt new Bylaws at any time. Action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the continuing directors (as such term is defined in Section 9.1 of the Corporation’s Amended and Restated Certificate of Incorporation). The Directors shall in no event adopt Bylaws, which are in conflict with the Certificate, and any apparent inconsistency shall be construed in favor of the related provisions in the Certificate. Stockholders shall have no authority to adopt, amend or appeal By-Laws except to the extent required by law.

ARTICLE VIII

NOTICE

8.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws (except as otherwise stated therein or herein), to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable, facsimile, transmission, email or other electronic means to any address provided to the Corporation by the person being notified.

8.2 Waiver of Notices. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws (except as stated therein or herein), to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

14